Exhibit 20.3
Page 1 of 3
                    Navistar Financial 1996 - B Owner Trust
                         For the Month of March 1999
                      Distribution Date of April 20, 1999
                           Servicer Certificate #30

Original Pool Amount                                      $486,507,362.75

Beginning Pool Balance                                    $135,566,847.40
Beginning Pool Factor                                           0.2786532

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,117,812.18
     Interest Collected                                     $1,074,251.75

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $273,438.63
Total Additional Deposits                                     $273,438.63

Repos / Chargeoffs                                             $63,701.45
Aggregate Number of Notes Charged Off                                  83

Total Available Funds                                       $9,728,353.63

Ending Pool Balance                                       $127,122,482.70
Ending Pool Factor                                              0.2612961

Servicing Fee                                                 $112,972.37

Repayment of Servicer Advances                                $737,148.93

Reserve Account:
     Beginning Balance  (see Memo Item)                    $10,211,446.50
     Target Percentage                                               2.50%
     Target Balance                                         $3,178,062.07
     Minimum Balance                                        $9,730,147.26
     (Release) / Deposit                                     ($481,299.24)
     Ending Balance                                         $9,730,147.26

Current Weighted Average APR:                                       9.758%
Current Weighted Average Remaining Term (months):                   23.86

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $1,223,433.86     1,042
                                31 - 60 days            $333,594.89       260
                                60+  days               $126,573.09        84

     Total:                                           $1,683,601.84     1,056

     Balances:                  60+  days             $1,407,993.00        84

Memo Item - Reserve Account
     Prior Month                                      $9,730,147.26
+    Invest. Income                                      $33,361.16
+    Excess Serv.                                       $447,938.08
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,211,446.50

Exhibit 20.3
Page 2 of 3
Navistar Financial 1996 - B Owner Trust
For the Month of March 1999

                                                                        NOTES
                                                                                                        CLASS B         CLASS C
                                      TOTAL         CLASS A - 1       CLASS A - 2     CLASS A - 2     CERTIFICATES    CERTIFICATES
                                 $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Original Pool Amount
Distributions:
     Distribution Percentages                               0.00%            0.00%           93.50%           3.50%           3.00%
     Coupon                                                5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance           $135,566,847.40
Ending Pool Balance              $127,122,482.70

Collected Principal                $8,380,663.25
Collected Interest                 $1,074,251.75
Charge - Offs                         $63,701.45
Liquidation Proceeds / Recoveries    $273,438.63
Servicing                            $112,972.37
Cash Transfer from Reserve Account         $0.00
Total Collections Available
  for Debt Service                 $9,615,381.26

Beginning Balance                $135,566,847.40            $0.00            $0.00  $119,848,118.15   $8,472,571.81   $7,246,157.44

Interest Due                         $723,078.48            $0.00            $0.00      $632,198.82      $45,893.10      $44,986.56
Interest Paid                        $723,078.48            $0.00            $0.00      $632,198.82      $45,893.10      $44,986.56
Principal Due                      $8,444,364.70            $0.00            $0.00    $7,895,480.99     $295,552.76     $253,330.94
Principal Paid                     $8,444,364.70            $0.00            $0.00    $7,895,480.99     $295,552.76     $253,330.94

Ending Balance                   $127,122,482.70            $0.00            $0.00  $111,952,637.16   $8,177,019.05   $6,992,826.50
Note / Certificate Pool Factor                             0.0000           0.0000           0.4734          0.4802          0.4796
   (Ending Balance / Original Pool Amount)
Total Distributions                $9,167,443.18            $0.00            $0.00    $8,527,679.81     $341,445.86     $298,317.50

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
     Total Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
      (required from Reserve)
Excess Servicing                     $447,938.08
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance    $10,211,446.50
(Release) / Draw                    ($481,299.24)
Ending Reserve Acct Balance        $9,730,147.26

Exhibit 20.3
Page 3 of 3
Navistar Financial 1996 - B Owner Trust
For the Month of March 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                  6                5                4               3                2                   1
                               Oct-98           Nov-98           Dec-98          Jan-99           Feb-99              Mar-99
Beginning Pool Balance    $182,373,160.00  $170,823,403.34  $162,309,561.84  $151,886,233.62  $143,821,999.66  $135,566,847.40

A)  Loss Trigger:
    Principal of Contracts
      Charged Off             ($28,273.17)     $215,780.40      $315,828.47      $107,497.16      $133,022.68       $63,701.45
    Recoveries                $296,774.69      $297,069.82       $93,295.92      $209,822.28      $127,798.03      $273,438.63

Loss Trigger - Reserve Account Balance                               Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)           $639,106.03             Total Charged off (Months 1 - 6)            $807,556.99
  Total Recoveries (Months 3, 2, 1)            $611,058.94             Total Recoveries (Months 1 - 6)           $1,298,199.37
  Net Loss / (Recoveries) for 3 Mos             $28,047.09(a)          Net Loss/(Recoveries) for 6 Mos.           ($490,642.38)(c)

  Total Balance (Months 5, 4, 3)           $485,019,198.80(b)          Total Balance (Months 1 - 6)            $946,781,205.86(d)

  Loss Ratio Annualized  [(a/b) * (12)]            0.0694%             Loss Ratio Annualized [(c/d) (12)]            -0.62187%

  Trigger:  Is Ratio > 1.5%                             No             Trigger:  Is Ratio > 6.0%                            No

                                                                                 Jan-99           Feb-99              Mar-99
B)   Delinquency Trigger:                                                      $2,518,530.90    $2,057,934.00    $1,407,993.00
     Balance delinquency 60+ days                                                   1.65817%         1.43089%         1.03860%
     As % of Beginning Pool Balance                                                 1.46590%         1.41855%         1.37589%
     Three Month Average

Trigger:  Is Average > 2.0%                             No

C)   Noteholders Percent Trigger:                  2.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                             No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer